[logo - Capital InternationalSM]	Emerging Markets Growth Fund, Inc. 11100 Santa Monica Boulevard, 15th Floor Los Angeles, California 90025 Phone (310) 996-6000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

SHAW B. WAGENER, President and Chief Executive Officer, and MICHAEL A. FELIX, Vice President and Treasurer of Emerging Markets Growth Fund, Inc. (the "Registrant"), each certify to the best of his knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended June 30, 2007 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

EMERGING MARKETS GROWTH FUND, INC.	EMERGING MARKETS GROWTH FUND, INC.

/s/ Shaw B. Wagener	/s/ Michael A. Felix
Shaw B. Wagener, President and	Michael A. Felix, Vice President and
Chief Executive Officer	Treasurer
Date: August 29, 2007	Date: August 29, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to EMERGING MARKETS GROWTH FUND, INC. and will be retained by EMERGING MARKETS GROWTH FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.